                                                                   EXHIBIT 10.10

                        LICENSE AND OWNERSHIP AGREEMENT
                        -------------------------------

The License Agreement (the "Agreement") is made and entered into as of September
29, 1999 (the "Effective Date") by and between Tadiran Telematics Ltd.
("Tadiran"), an Israeli corporation with a place of business at 26 Hashoftun
Street, Holon, Israel, and Teletrac, Inc. ("Teletrac"), a Deleware corporation with a place of business at 3220 Executive Ridge Suite 100, Vista, CA 92083.

RECITALS
--------

An integrated base station unit was developed in connection with the Integrated
Base Station Unit Development Agreement dated December 13, 1996, between Tadiran and Teletrac (the "IBSU Agreement"). Tadiran desire to Markey and sell this integrated base station unit to third parties and accordingly, and to the extent necessary, wishes to have a license from Teletrac to so market and sell the integrated base station unit. Teletrac desires that Tadiran market and sell the unit to third parties, and, accordingly, and to the extent necessary, wishes to have a license from Teletrac to so market and sell the integrated base station unit. Teletrac desires that Tadiran market and sell the unit to third parites, and, accordingly, and to the extent necessary, wishes to grant Tadiran a license to do some.

In consideration of the promises and covenants contained herein, the receipt, sufficiency and adequacy of which are herby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. DEFINITIONS.

A. "ISBU" means the integrated base station unit developed pursuant to the IBSU
Agreement, including, without limitation, all copyright, patent, and other intellectual proprietary rights in the IBSU and related to the IBSU, which comprises Teletrac Contributions and Tadiran Contributions, and which is described as set forth in Schedule 1.A. to this Agreement. "IBSU" also includes integrated base station units: (i) that are substantially and functionally the same in configuration, design, specifications, modules, and component make-up, among others, as the unit described in Schedule 1.A., and (ii) the components and modules of which are substantially and functionally the same in configuration, design, specifications, and make-up, among others, as the components and modules of the unit described in Schedule 1.A.

B. "Tadiran Components" means all hardware, software, equipment, circuits, boards, computers, modems, assemblies, firmware, receivers, transmitters, and other components manufactured, produced, sold, delivered, or provided by
Tadiran.

C. "Tadiran Contributions" means any and all know-how inventions, developments, concepts, ideas, processes, methods, discoveries, works of authorship, data, information, and materials provided, delivered, or made available by Tadiran and included in the IBSU. Tadiran Contributions do not include Tadiran Components.

D. "Teletrac Components" means all hardware, software, equipment, circuits, boards, computers, modems, assemblies, firmware, receivers, transmitters, and other components manufactured, produced, sold, delivered, or provided by
Teletrac.

E. "Teletrac Contributions" means any and all know-how inventions, developments, concepts ideas, processes, methods, discoveries, works of authorship, data, information, and materials provided, delivered, or made available by Teletrac and included in the IBSU. Teletrac Contributions do not include Teletrac
Components.

F. "Third Party" means any corporation, general partnership, limited partnership, limited liability partnership, joint-venture, firm, company, limited liability company, or other enterprise, association, organization, or entity (other than Tadiran or any successor in interest) that, at the time of receipt and acceptance of the IBSU, has a license from Teletrac to deploy
Tadiran immediately as to whether a particular prospective purchaser of the IBSU has received such a license.

2. TELETRAC OWNERSHIP. Teletrac represents, warrants, and covenants that it shall own all right, title and interest in and to the Teletrac Contributions and
Teletrac Components.

3. LICENSE TO TADIRAN.

A. Teltrac hereby grants Tadiran an exclusive (even as to Teletrac), perpetual, irrevocable, worldwide, and transferable right and license to use, exploit, commercialize, reproduce, distribute, perform, display, prepare derivative works based upon, and exercise any and all rights in and to the Teletrac
Contributions, in any format, or medium now known or later developed in connection with the IBSU.

B. Teltrac hereby grants Tadiran an exclusive (even as to Teletrac), perpetual, irrevocable, worldwide, and transferable right and license to incorporate and use the Teletrac Components, in any form, format, or medium now known or later developed, in the making, production, manufacturing, marketing, promotion, sale, maintenance, support and servicing of the IBSU.

4. ROYALTIES. Tadiran shall pay Teletrac, by wire transfer to such account as
Teletrac shall from time to time notify Tadiran in writing at least fifteen (15)
days in advance, a royalty fee of five thousand U.S. dollars ($5,000 U.S.) for each IBSU sold and delivered by Tadiran to, and received and accepted by, a
Third Party after the Effective Date. Any royalties due and owing to Teletrac shall be paid by Tadiran within thirty (30) days after the end of the Gregorian calendar year quarter during which the IBSU was received and accepted by the
Third Party; provided, however, that the payment of royalties due in connection with IBSUs received and accepted by Third Parites during any and all Gregorian calendar year quarters preceding the Gregorain calendar year quarter during which the last party year to execute this Agreement executes this Agreement shall be paid by Tadiran within thirty (30) after the end of the Gregorian calendar year quarter during which the last party to execute this Agreement executes this Agreement.

A. Tadiran shall sell the IBSU only to Third Parties.

B. Under this Agreement, Teletrac shall be entitled to the royalty fee described above in connection with the sale of only the IBSU. No royalty fee shall be due or payable under this Agreement for the sale of any other unit or product.

C. Nothing in this Agreement shall be considered, construed, interpreted, or deemed:

(i) To require Tadiran to use, exploit, commercialize, reproduce, distribute, perform, display, prepare derivative works based upon, or exercise any or all rights in or to the Teletrac Contributions or Teletrac Components, in any form, format, or medium now known or later developed, in connection with the IBSU or any other product.

(ii) To require Tadiran to sell or deliver or do any other thing regarding the
IBSU.

(iii) To prohibit, limit, or restrict Tadiran from developing, conceiving, reducing to practice, making, manufacturing, selling, reproducing, copying, distributing, delivering, or doing any other thing regarding any other unit or product, or to have such done.

D. For purposes of this Paragraph 4, the word "sold" shall include the words
"leased," "traded/bartered" and "transferred by installment sale."

5. TADIRAN OWNERSHIP.

A. Teletrac acknowledges and agrees that, as between it and Tadiran, Tadiran owns any and all right, title, and interest in and to the Tadiran Contributions and Tadiran Components. In addition, except as set forth in Paragraph 3.A,
Teletrac acknowledges and agrees that, as between it and Tadiran, Tadiran owns any and all right, title, and interest in and to the IBSU, as well as to any and all improvements, modifications, additions and deletions to, and derivatives of the IBSU.

B. Tadiran shall be financially responsible for, and have sole interest over:

(i) The filing and prosecution of applications, anywhere in the world, for intellectual property and other protectable rights covering the IBSU, the
Tadiran Contributions, the Tadiran Components, and the Teletrac Components
incorporated into the IBSU.

(ii) The enforcement and maintenance of all such intellectual property rights throughout the world.

C. Teletrac shall have the right to file, at its own expense and in its discretion, applications on behalf of Tadiran for intellectual property rights covering the IBSU, any Teletrac Component, or any Teletrac Contribution
described in Paragraph 3.A., as to which Tadiran has declined to file an application or in such countries or regions as Tadiran has declined to file an application, provided that Teletrac has given prior written notice of its intent to Tadiran, and Tadiran has not initiated such applications, or has not advised
Teletrac not to proceed, within thirty (30) days after such notice.

(i) In the event Teletrac files any such application on behalf of Tadiran: (a)
Tadiran shall be the registered owner but Teletrac shall be entitled to any and all damages recovered through the enforcement of the intellectual property rights covered by said application, and (b) any and all documents, correspondence, materials, and filings made or submitted in connection therewith shall be submitted to Tadiran for review and approval prior to being made or submitted to the appropriate party or regulatory body.

(ii) Any enforcement or prosecution action taken with respect to the IBSU, any
Tadiran Contribution or any Tadiran Component shall be taken by Tadiran, in its sole discretion.

(iii) If Teletrac files or pursues any application for any intellectual property right on behalf of Tadiran or in connection with the IBSU, any Teletrac
Component, or any Teletrac Contribution, Teletrac shall exercise best and diligent efforts at all times.

(iv) The parties hereto shall cooperate with one another in the prosecution and enforcement of intellectual property rights relating to the IBSU.

6. TAXES AND DUTIES. Tadiran shall be responsible for payment of all taxes, duties, customs, etc., payable in Israel in respect of this Agreement or the transactions hereunder. Teletrac shall be responsible for payments of all taxes, duties, customs, etc., payable in the United States of America in respect of this Agreement or the transactions hereunder, provided, however, that each party shall be responsible for presenting to the other copies of the invoices for all such taxes and duties and shall cooperate with the other's legal efforts to minimize any such taxes, customs, and duties. Further, each party shall defend and indemnify the other against all claims in respect of any taxes, duties and customs for which it is responsible.

7. Indemnification.

A. Tadiran shall defend (or, at its option, settle), indemnify and hold Teletrac harmless from and shall pay any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) associated with any claim against Teletrac, arising out of bodily injury (including death) or damage to property (including loss of use of property and down time) that occurs in connection with the performance by Tadiran of Services, to the extent that such injury or damage is caused by the negligence or willful misconduct of Tadiran's personnel, agents or subcontractors. For purposes of this Agreement, "Services"
shall be defined as manufacture or sale of the IBSU.

B. Tadiran shall defend (or, at its option settle) and hold Teletrac harmless and shall pay any and all liabilities, losses, costs, damages and expenses
(including reasonable attorneys' fees), arising out of any claim, brought by any third party against Teletrac, for actual or alleged infringement of any patent, trademark, copyright or other intellectual property right (including, but not limited to, misappropriation of trade secrets) by the IBSU or any Tadiran
Component thereof, except to the extent that such liabilities, losses, costs, damages, expenses, or claim arise from, are based upon, or relate to any
Teletrac Component or Teletrac Contribution.

C. Teletrac shall defend (or, at its option settle), indemnify and hold Tadiran harmless from and shall pay any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) associated with any claim against Tadiran, arising out of bodily injury (including death) or damage to property (including loss of use of property and down time) that occurs in connection with the performance by Teletrac of its obligations under this
Agreement to the extent that such injury or damage is cause by the negligence or willful misconduct of Teletrac's personnel, agents or subcontractors.

D. Teletrac shall defend (or, at its option settle) and hold Tadiran harmless and shall pay any and all liabilities, losses, costs, damages and expenses
(including reasonable attorneys' fees), arising

from, based on, or related to any breach by Teletrac of any duty or obligation set forth in Paragraph 5 or arising out any claim, brought by any third party against Tadiran, for actual or alleged infringement of any patent, trademark, copyright or other intellectual property right (including, but not limited to, misappropriation of trade secrets) by any Teletrac Contribution or Teletrac
Component, by any use thereof, or by the IBSU in connection with, based upon, or related to any Teletrac Contribution or Teletrac Component therein.
Notwithstanding the foregoing, if any claim of infringement of any patent, trademark, copyright, or other intellectual property right (including, but not limited to, misappropriation of trade secrets) is initiated or is likely to be initiated in connection with, based upon, or related to a Teletrac Contribution or Teletrac Component, then Teletrac promptly shall either: (i) modify or replace all, or the infringing part, of the Teletrac Contribution or Teletrac
Component so that it is no longer infringing, provided that the functionality of the Teletrac Component or Teletrac Contribution, as applicable, and the IBSU does not change in any material adverse respect, or (ii) procure for Tadiran the right to continue using the infringing part of the Teletrac Component or
Teletrac Contribution as applicable.

8. CONFIDENTIALITY.

A. For purposes of this Agreement, "Confidential Information" means any information or data (including but not limited to any technical or nontechnical data, and any formula, pattern, compilation, program, device, method, technique or process) that derives economic value (actual or potential) from not being generally known to other persons. To the extent consistent with this definition,
Confidential Information includes the terms of this Agreement; the specifications and requirements for the IBSU; the source code, structure, organization, design, algorithms, methods flow charts, and logic flow associated with any software or firmware included with the IBSU; Teletrac's and Tadiran's pricing, sales, and training materials; and any other information marked as confidential by Teletrac or Tadiran. Confidential information does not include information that has become publicly known or available, absent a breach of this
Agreement.

B. Each party agrees, except as authorized by this Agreement (including, but not limited to, in connection with the sale of the IBSU or other exercise of rights under Paragraph 3 by Tadiran):

(i) To exercise the same degree of care and protection (but no less than a reasonable degree of care and protection) with respect to the other party's
Confidential Information as such party exercises with respect to its own
Confidential Information, and

(ii) Not to, directly or indirectly, disclose, copy, transfer or allow access to the Confidential Information.

9. DISPUTE RESOLUTION.

A. Escalation Procedures. If any dispute arises between the parties, and, after good faith negotiations, the parties disagree as to the existence of a dispute or its solution, the party raising the issue shall promptly provide written notice to the other. Each party shall promptly forward the disputed matter to an executive officer of such party that is not otherwise directly associated with this Agreement ( the "Executive Team"). All decisions of the Executive Team shall be made on a unanimous basis, and shall be binding on Tadiran and
Teletrac. If the Executive

Team cannot resolve a dispute within fifteen (15) days after having been referred such dispute (and without regard to whether either party has contested whether these procedures, including the duty of good faith, have been followed), each party shall have the right to commence an arbitration, as set forth in
Section 9.B. No party shall be obligated to comply with this provision for breaches of Section 8 hereof.

B. Arbitration. In the event of any dispute, controversy or disagreement regarding performance under or interpreting of this Agreement that is not resolved pursuant to Section 9.A., the parties agree that the dispute, controversy or disagreement shall be submitted to arbitration using the then-current Commercial Arbitration Rules of the American Arbitration
Association (the "AAA Rules"), provided, however, that disputes, controversies or disagreements regarding Section 8 shall not be subject to arbitration.
Notwithstanding the foregoing, and the then-current AAA Rules: (i) the arbitration proceeding shall be conducted by a single arbitrator, to be chosen by mutual agreement of a designee chosen by Teletrac and a designee chosen by
Tadiran (if such designees are unable to agree on the choice of arbitrator, then such arbitrator shall be selected in accordance with the then-current AAA
Rules); (ii) in order to be eligible to serve as an arbitrator, the arbitrator must have a minimum of five years experience in telecommunications activities during the eight years immediately preceeding the dispute; (iii) the existence, subject, evidence, proceedings and ruling resulting from the arbitration proceeding shall be deemed Confidential Information, and shall not be disclosed by either party, their representative or the arbitrators (except as may be necessary to enforce the arbitration award by the court); (iv) the proceedings shall take place in New York, New York; (v) the arbitrator shall be required to prepare written findings of fact, together with a written award specifying its ruling; and (vi) subject to the terms and conditions of this Agreement, the arbitrator's award may grant any remedy or relief which the arbitrator deems just and equitable. Each party shall bear its own arbitration costs and expenses, including without limitation the costs and expenses of the arbitrator selected by it and fifty percent (50%) of the costs and expenses of a third arbitrator; provided, however, that the arbitrators may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates other than an equal allocation between the parties. The arbitration award shall be final and binding on the parties, and judgment on the award may be entered in and enforced by any court of competent jurisdiction.

10. REPORTS. Tadiran will deliver to Teletrac a written report every quarter, within twenty-five (25) days after the end of the quarter; provided, however, that the reports otherwise due for any and all calendar year quarters preceding the calendar year quarter during which the last party to execute this Agreement executes this Agreement shall be delivered by Tadiran within twenty-five (25)
days after the end of the calendar year quarter during which the last party to execute this Agreement executes this Agreement. The report shall set forth: (A)
the identities of Third Parties who received and accepted the IBSU during the particular quarter; and (B) the number of IBSUs received and accepted by such
Third Parties during the particular quarter. If no Third Parties received and accepted the IBSU during the particular quarter, no written report shall be due from Tadiran.

11. INTEREST. In the event Tadiran fails to make any undisputed payment to
Teletrac within the time frame specified above, in addition to any other remedies available in respect of such failure, Tadiran shall pay Teletrac interest on the unpaid amount calculated at a rate equal to one percent (1%) per month beginning on the date on which such amount became due and payable. In the event and to the extent that any disputed payment alleged to be owed by Tadiran is determined to be properly due and owing, then Tadiran shall promptly remit the disputed amount to Teletrac, plus interest calculated at a floating rate equal to two percent (2%) of the "prime rate" (calculated per annum) as published in the "Wall Street Journal" on the first business day of each month during which such amount remains unpaid, beginning with the month in which such disputed amount was properly invoiced.

12. MISCELLANY. This Agreement represents and contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supercedes all prior negotiations, discussions, and agreements
(including but not limited to the IBSU Agreement) between the parties hereto relating to the subject matter hereof. This Agreement may not be amended, modified, or otherwise altered except by a writing duly executed by the parties hereto. No usage of trade, or other regular practice or method of dealing between the parties hereto or others, will be used to modify, interpret, supplement, or alter in any manner the express terms of this Agreement. Neither party shall be deemed the draftsperson of this Agreement, for the purpose of the rule that ambiguities in a contract shall be construed against the draftsperson.
At all times incident to this Agreement, the parties shall be deemed, construed and considered to be independent contractors, and not partners, associates, joint venturers, employer-employee, principal-agent, or representatives or agents of each other. This Agreement will be governed, construed, and enforced under the laws of the State of New York, U.S.A., and the federal laws of the
U.S.A.

13. ASSIGNMENT.

A. This Agreement is and shall be shall be binding upon, and inure to the benefit of, each of the parties' respective successors and assigns. Teletrac shall not assign, pledge, grant, license, or otherwise encumber or transfer to any person, either directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, this Agreement, all or part of its rights under this Agreement, or any or all rights to the Teletrac Contributions or the
Teletrac Components without the advance written consent of Tadiran; provided, however, that Teletrac may assign, pledge, grant, license, or otherwise encumber or transfer to any person, either directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, this Agreement or all or part of its rights under this Agreement if the assignee or transferee covenants and agrees in writing with Tadiran that it assumes and undertakes, and agrees to perform and discharge in accordance with their terms all of the liabilities, covenants, and obligations of Teletrac arising under or out of this Agreement, as if it were the original party to this Agreement. Tadiran shall not assign, pledge, grant, license, or otherwise encumber or transfer to any person, either directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, this Agreement or all or part of its rights under this Agreement without the advance written consent of Teletrac; provided, however, that Tadiran may assign, pledge, grant, license, or otherwise encumber or transfer to any person, either directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, this Agreement or all or part of its rights under this Agreement if the assignee or transferee covenants and agrees in writing with Teletrac that it assumes and undertakes, and agrees to perform and discharge in accordance with their terms all of the liabilities, covenants, and obligations of Tadiran arising under or out of this Agreement, as if it were the original party to this Agreement.

B. A party's permitted assignment or other encumbrance of transfer under this
Agreement will not relieve that party of or from its obligations or duties of performance hereunder, except as follows:

(i) Teletrac's obligation to indemnify under Paragraph 7.C. shall continue only in respect of claims for acts and/or damage occurring, arising or suffered before the effective date of any Teletrac assignment.

(ii) Tadiran's obligation to indemnify under Paragraph 7.A. and B. shall continue only in respect of claims for acts and/or damages occurring, arising or suffered before the effective date of any Tadiran assignment.

(iii) Tadiran shall be relieved of all future obligations to submit Reports under Paragraph 10, to pay Royalties under Paragraph 4, and to be financially responsible under Paragraph 5.B., as of the effective date of any Tadiran assignment.

14. The parties hereto confirm and agree that they have read and understand this
Agreement, and that they are represented by competent counsel who have read and who understand this Agreement.

15. Each person who executes this Agreement on behalf of each party represents and warrants that he or she has been duly authorized and empowered to execute and bind the parties to the terms, conditions, covenants, promises and agreements contained herein. Each party hereto represents and warrants that it is a duly formed corporation in good standing under the laws of Israel (Tadiran)
and Delaware (Teletrac), respectively, and that each party has all necessary rights, power and authority to enter into and perform this Agreement and to grant the rights and licenses granted under this Agreement.

16. Each party shall bear all of its own costs and expenses (including attorneys' fees) incurred in connection with this Agreement and the transactions contemplated hereunder.

17. This agreement shall continue in full force and effect perpetually from the
Effective Date and may not be terminated except upon mutual agreement of the parties. Paragraphs 1, 2, 5, 6, 7, 8, 9, 12, 13, 15, and 16 shall survive termination of this Agreement.

AGREED AND ACCEPTED, and intending to be legally bound, this 29th day of
December, 2000.

TADIRAN TELEMATICS LTD.

/s/Kafry Eddy
-------------

By:  Eddy Kafry
     ----------
Title: CEO                25/02/01
       ---------------------------

TELETRAC, INC.

/s/ Steven D. Scheiwe
---------------------

By:  Steven D. Scheiwe
     -----------------

Title:  Chief Executive Officer
        -----------------------

                                 SCHEDULE 1.A.

                          [TO BE PROVIDED BY TADIRAN]